EXHIBIT 31.2

I, Paviter Binning, certify that:

1.	I have reviewed this amendment on Form 10-K/A to the annual report on Form 10-K for the year ended March 31, 2004 (such amendment, the “Report”) of Marconi Corporation plc (“Marconi”); and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 27, 2005

By:	/s/ Paviter Binning

Paviter Binning
Chief Financial Officer